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                                                                   Exhibit 10(t)


                        SUN TELEVISION & APPLIANCES, INC.

                               SEVERANCE AGREEMENT


         This Severance Agreement ("Agreement") is entered into as of this 22nd day of October, 1997 between Sun Television & Appliances, Inc. ("Company"), and Dennis May ("Employee").

         The Company and the Employee desire that Employee's severance arrangement with the Company be subject to the terms and conditions as stated herein and agree as follows.

                  1. In the event that Employee's employment is terminated by Company other than for Good Cause within 90 days following a Triggering Event, the Company shall pay Employee the Severance Benefit in the manner described in Section 2. For purposes of this Agreement, the capitalized terms shall have the following definitions:

                           (a) "Good Cause" shall mean one or more of the following grounds:

                                    (i)     commission of an act of dishonesty,
                                            including, but not limited to
                                            misappropriation of funds or any
                                            property of the Company;

                                    (ii)    engagement in activities or conduct
                                            injurious to the best interests or
                                            reputation of the Company;

                                    (iii)   refusal to perform or negligence in
                                            performing assigned duties and
                                            responsibilities;

                                    (iv)    insubordination;

                                    (v)     the clear violation of any terms or
                                            conditions of any written agreement
                                            or agreements the Employee may from
                                            time to time have with the Company;

                                    (vi)    the Employee's dependence, as
                                            determined by the Company, on
                                            alcohol, or any narcotic drug or any
                                            controlled or illegal substance; or

                                    (vii)   commission of a crime which is a
                                            felony, a misdemeanor involving an
                                            act of moral turpitude, or a
                                            misdemeanor committed in connection
                                            with his employment by the Company
                                            which causes the Company a
                                            detriment.



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                           (b)      "Severance Benefit" shall mean an amount
                  equal to the annual compensation that would be paid to Employee based on the base rate of compensation paid to Employee on the day immediately prior to the Triggering Event.

                           (c)      "Triggering Event" shall mean:

                                    (i)     the Company shall sell all or
                                            substantially all of the assets of
                                            the Company;

                                    (ii)    the Company shall participate in a
                                            merger, reorganization,
                                            consolidation or similar business
                                            combination with a "person" (as such
                                            term is used in Section 13(d) and
                                            14(d) of the Securities Exchange Act
                                            of 1934, as amended) or affiliate
                                            thereof, other than a merger,
                                            consolidation of business
                                            combination which would result in
                                            the outstanding common stock of the
                                            Company immediately prior thereto
                                            continuing to represent either by
                                            remaining outstanding or by being
                                            converted in the common stock of the
                                            surviving entity or a parent or an
                                            affiliate thereof, at least 50% of
                                            the outstanding common stock of the
                                            Company or such surviving entity or
                                            parent or affiliate thereof
                                            outstanding immediately after such
                                            merger, consolidation, or business
                                            combination;

                                    (iii)   a plan of complete liquidation of
                                            the Company; or

                                    (iv)    the occurrence of any other event or
                                            circumstance which is not covered by
                                            (i), (ii) or (iii) above which the
                                            Board determines effects the control
                                            of the business of the Company and,
                                            in order to implement the purposes
                                            of this agreement as set forth
                                            above, adopts a resolution that such
                                            event or circumstance constitutes a
                                            Triggering Event for purposes of
                                            this Agreement.

                  2. Except to the extent provided below in Section 3, the Severance Benefit shall be paid to Employee in 12 equal monthly payments due on the first day of the month beginning with the month following the termination of Employee's employment and continuing for the next 11 consecutive months.

                  3. In the event Employee obtains employment with another employer within the twelve months period during which the Severance Benefit is being paid, the benefits provided under this Agreement shall cease on the date that such employment commences; provided, however, that in no event will the payments provided pursuant to this agreement cease prior to the payment to Employee of six monthly payments (one-half of the Severance Benefit).


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                  4.       Employee agrees to voluntarily resign his employment
         with the Company at the request of Company upon the happening of a Triggering Event and provide for an orderly transfer of duties and programs.

                  5. Employee acknowledges that the benefits described in this Agreement include benefits to which he is not otherwise entitled to receive by virtue of his employment with Company, and in consideration of receiving these benefits, employee agrees to waive any claim which he may have to any other benefits to which he would be otherwise entitled to receive by virtue of employment except claims for:

                           (i)      benefits under COBRA;

                           (ii)     dental, medical, life insurance and
                                    retirement benefits to the extent that
                                    entitlement to such benefits survives
                                    employee's termination of employment; and

                           (iii)    unemployment benefits.

                  6. It is understood that this Agreement contains the entire Agreement between the parties. It is further understood that this agreement is mutually and voluntarily entered into to accommodate the wishes and desires of each party. No modification of this agreement, shall be effective unless it is in writing duly executed by both parties.

                  7. This agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio and shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any action to challenge, interpret and enforce the terms of this agreement shall be brought in a court of general jurisdiction in the State of Ohio.

         IN WITNESS WHEREOF, the undersigned has hereto set his hand this 22nd day of October, 1997.

                                             /s/ DENNIS MAY
                                             -----------------------------------
                                             Dennis May


                                             Sun Television & Appliances, Inc.

                                             /s/ R. CARTER PATE
                                             -----------------------------------
                                             By: R. Carter Pate
                                             Its:Chairman


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